Exhibit 10.9

AGREEMENT AMENDING

SPONSORED RESEARCH AGREEMENT,

RESEARCH PLAN,

AND

EXCLUSIVE LICENSING AGREEMENT

This Agreement Amending Sponsored Research Agreement, Research Plan and Exclusive Licensing Agreement (the “Amendment”) is entered into by and between Lumera Corporation, a Washington corporation (“Lumera”) and the University of Washington, a public institution of higher education and an agency of the State of Washington (the “University”), subject to the following terms and conditions.

Recitals

WHEREAS, on or about October 20, 2000, Lumera and the University entered into (i) a Sponsored Research Agreement (the “Research Agreement”), (ii) an Exclusive Licensing Agreement (the “License Agreement”) and (iii) a Restricted Stock Purchase Agreement and a Voting Agreement (the “Stock Agreements”), all of which are dated as of October 20, 2000 and are collectively referred to herein as the “October 2000 Agreements”;

WHEREAS, on or about February 26, 2001, Lumera and the University, agreed, as provided in the Research Agreement, upon a Research Plan (the “Research Plan”) having a Start Date of March 1, 2001;

WHEREAS, on or about July 24, 2001, the University filed U.S. Patent Application No. 09/912,444 together with corresponding international patent applications claiming the benefit of U.S. Provisional Application No. 60/220,321, a Licensed Patent under the License Agreement;

WHEREAS, after the filing of the foregoing U.S. Patent Application No. 09/912,444, certain questions arose with respect to matters disclosed and/or claimed therein and as a result the Parties have agreed that it would be in their mutual interests to also include a certain additional University-owned patent application as a Licensed Patent under the License Agreement;

WHEREAS, the Parties have also agreed that it would be in their mutual interests to restructure the payment schedule currently set forth in Exhibit 4 to the Research Agreement and to make a corresponding modification to the Project Schedule as set forth in the Research Plan; and

WHEREAS, the Parties desire to enter into an appropriate agreement memorializing their understandings and releasing each other from any potential claims pursuant to the terms of this Amendment.

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NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.0	Definitions

Unless the context clearly requires otherwise, all capitalized terms as used herein shall have the same meanings as used in the Research Agreement and License Agreement.

2.0	Amendment Date

This Amendment shall be effective as of October 1, 2001 (the “Amendment Date”).

3.0	Amendments to Research Agreement

Section A of Exhibit 4 to the Research Agreement is deleted in its entirety and replaced with Exhibit 1 to this Amendment.

4.0	Amendments to License Agreement

Exhibits B, C and D to the License Agreement are deleted in their entirety and replaced with Exhibit 2 to this Amendment.

5.0	Amendments to Research Plan

The Research Plan is replaced with Exhibit 3 to this Amendment for the period beginning March 1, 2002, and any provision in the Research Plan that applies to any research activities after February 28, 2002 shall be deemed superseded by Exhibit 3.

6.0	Mutual Specific Releases

6.1 The Parties agree that in consideration of the execution of the mutual releases and the other agreements set forth in this Amendment, the adequacy of which is hereby acknowledged, that each Party hereby forever unconditionally releases and discharges, on behalf of itself and its successors, agents and assigns, the other Party and its directors, officers, agents, and employees, (and in the case of the University, the State of Washington) from each and every claim, suit, action and liability, both in law and in equity, which either Party knows or should have known, existing or contingent, arising on or before the effective date of this Amendment and relating to: (i) the Research Agreement (including the Research Plan) and the License Agreement, and (ii) any acts or omissions or alleged acts or omissions of the Parties, their directors, officers, agents, and employees, occurring in connection with the negotiation, execution, performance of the Research Agreement (including the Research Plan) and the License Agreement.

6.2 The mutual releases set forth in Section 6.1 of this Amendment shall apply only to the matters set forth therein and shall not extend to any other debt, account, agreement (including the Stock Agreements), obligation, cause of action, liability or undertaking by and between the Parties, which, if existing, shall survive this release and remain in full force and effect and undisturbed by this specific release.

6.3 Each Party agrees that acceptance of the consideration described herein shall constitute a compromise in full satisfaction and resolution of a doubtful and disputed claim and

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that this mutual release shall not be considered an admission of liability by either of the Parties. Each Party represents and warrants that the released matters described herein have not been assigned and that each Party has full and complete authority to execute this mutual release. To the extent permitted by law, each Party further agrees to indemnify and hold the other Party harmless from any and all claims arising from the matters released herein.

7.0	No Other Waivers or Modifications

Except for the matters expressly set forth in Sections 3, 4, and 5 of this Amendment, no other covenant, term, provision, condition or agreement of the Parties set forth in the October 2000 Agreements and the Research Plan shall be deemed to be waived, modified or amended in any way by this Amendment, and except as otherwise expressly modified by this Amendment, the October 2000 Agreements and the Research Plan shall remain in full force and effect.

8.0	Disputes; Attorneys’ Fees and Legal Costs

8.1 Prior to commencing any legal action, the Parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Amendment. Either Party may initiate such negotiations by providing written notice to the other Party specifying that this provision of this Amendment is being utilized and setting forth the subject of the dispute and the relief requested. The Party receiving such notice will respond in writing within five business (5) days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place in Seattle, Washington within ten business (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt in good faith to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to a mutually agreeable and recognized mediation service prior to initiating legal action. Any such mediation shall be conducted in Seattle, Washington and the costs of the mediation service shall be shared equally by the Parties.

8.2 This Amendment shall be governed by and enforced according to the laws of the State of Washington, without giving effect to its or any other jurisdiction’s choice of law provisions, and the Superior Court of Washington for King County shall have exclusive jurisdiction and venue of all disputes arising under this Amendment, except that in any case where the courts of the United States shall have exclusive jurisdiction over the subject matter of the dispute, the United States District Court for the Western District of Washington, Seattle division, shall have exclusive jurisdiction and venue.

8.3 The prevailing Party in any action sought to enforce or interpret this Amendment or any provision of this Amendment shall be entitled to its reasonable attorney’s fees and costs, including any appeals thereon, as determined by a court in conjunction with any such legal proceeding.

9.0	Miscellaneous

9.1 No waiver or modification of this Amendment shall be valid or enforceable unless it is in writing and signed by both Parties. The waiver by any Party of the other Party’s default

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under or breach of any provision of this Amendment shall not operate or be construed as a waiver by a Party of any subsequent default under or breach of this Amendment by the other Party.

9.2 This Amendment (including the exhibits attached hereto) and the October 2000 Agreements and the Research Plan (including the exhibits attached thereto and including a Waiver Agreement relating to the Stock Agreements dated as of January 8, 2001 and a University Consent and Waiver dated as of March 9, 2001) embody the entire understanding of the parties and supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

9.3 If any of the provisions of this Amendment shall be determined to be illegal or unenforceable by a court of competent jurisdiction, the other provisions shall remain in force and effect.

9.4 This Amendment shall inure to the benefit of and be binding upon each Party’s successors and assigns.

9.5 Nonperformance by a Party, other than payment of any amounts due hereunder by Company, shall not operate as a default under or breach of the terms of this Amendment to the extent and for so long any such nonperformance is due to: strikes or other labor disputes; prevention or prohibition by law; the loss or injury to products in transit; an Act of God; or war or other cause beyond the control of such Party.

9.6 The headings herein are for convenience and reference only and shall not govern the interpretation of any of the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date first above written:

The University of Washington		Lumera Corporation a Washington Corporation

By:	/s/ Steven G. Olswang	By:	/s/ Thomas D. Mino

	Steven G. Olswang, Vice Provost		Thomas D. Mino Chief Executive Officer

Date:	August 28, 2002	Date:	August 28, 2002

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EXHIBIT 1 TO AMENDMENT

EXHIBIT 4

PAYMENT SCHEDULE

A. Payments

1. Total Project Payments: $9,000,000.001 (or $6,375,000.002)

2. Number and Amount of Project Payment3: Ten (10) payments of $750,000.00 each and four (4) payments of $375,000 each due and payable according to the following schedule:

Year	Payment Number	Date	Amount ($K)	Totals ($M)
2001 – Year
	1	2/26/01	750
	2	4/1/01	750
	3	7/1/01	750
Yearly				2.250
Cumulative				2.250
2002 – Year
	4	4/1/02	375
	5	7/1/02	375
	6	10/1/02	375
Yearly				1.125
Cumulative				3.375
2003 – Year
	7	1/1/03	750
	8	4/1/03	750
	9	7/1/03	750
	10	10/1/03	750
Yearly				3.000
Cumulative				6.375
2004 – Year
	11	1/1/04	750
	12	4/1/04	750
	13	7/1/04	750
	14	10/1/04	375
Yearly				2.625
Cumulative				9.000

[1]	If Company renews this Agreement

[2]	If, for Good Cause, Company does not renew this Agreement as provided in Section 11.2 herein

[3]	Subject to possible renegotiation pursuant to Section 3.2 herein and/or possible adjustment as described in Sections 3.3 and 11.1 herein

3. In the event any payment hereunder is not made in a timely manner, the due dates for all remaining payments under the foregoing payment schedule shall be accelerated by one (1) payment and Section 3.2 shall be adjusted to reflect such acceleration. As used in this subparagraph 3, “timely manner” shall mean within five (5) business days from written notice by the University of failure to make such payment.

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EXHIBIT 2 TO AMENDMENT

EXHIBIT B

DESCRIPTION OF INVENTION

1. See United States Provisional Patent Application filed on or about July 24, 2000 entitled “Hyperpolarizable Organic Chromophores,” Serial Number 60/220312, included as part of Exhibit C herein.

2. See United States Provisional Patent Application filed on or about August 2, 2001 entitled “Highly Efficient and Thermally Stable Non-Linear Optical Dendrimer for Electro-Optics,” Serial Number 60/309,686, included as part of Exhibit C herein.

EXHIBIT C

INVENTION DISCLOSURES, PATENT APPLICATIONS AND/OR

PATENTS

1. United States Provisional Patent Application filed on or about July 24, 2000 entitled “Hyperpolarizable Organic Chromophores,” Serial Number 60/220312.

2. United States Provisional Patent Application filed on or about August 2, 2001 entitled “Highly Efficient and Thermally Stable Non-Linear Optical Dendrimer for Electro-Optics,” Serial Number 60/309,686.

EXHIBIT D

UNIVERSITY INVENTORS

1. Dr. Larry Dalton

2. Dr. Alex Jen

3. Hong Ma

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EXHIBIT 3 TO AMENDMENT

LUMERA CORPORATION

SPONSORED RESEARCH AGREEMENT

REVISED

RESEARCH PLAN

[EXHIBIT OMITTED]

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EXHIBIT 3-1

PFCB-Perfluorocyclobutanes

[GRAPHIC]

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EXHIBIT 3-1 (Continued)

Improved Highly Fluorinated NLO Dendrimer

[GRAPHIC]

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EXHIBIT 3-2

Recent Dalton Group Publications*

1.	C. Zhang, C. Wang, L. R. Dalton, H. Zhang, and W. H. Steier, “Progress Toward Device-Quality Second-Order Nonlinear Optical Materials. 4. A Tri-Link High µß NLO Chromophore in Thermoset Polyurethane: A “Guest-Host” Approach to Larger Electro-Optic Coefficients,” Macromolecules, 34, 253-61 (2001).

2.	C. Zhang, C. Wang, J. Yang, L. R. Dalton, G. Sun, H. Zhang, and W. H. Steier, “Electric-Poling and Relaxation of Thermoset Polyurethane Second-Order Nonlinear Optical Materials: The Role of Cross-Linking and Monomer Rigidity,” Macromolecules, 34, 235-43 (2001).

3.	H. Ma, B. Chen, S. Takafumi, L. R. Dalton, and A. K. Y. Jen, “Highly Efficient and Thermally Stable Nonlinear Optical Dendrimer for Electro-Optics,” J. Am, Chem. Soc, 123, in press (2001); available on-line as an ACS ASAP article.

4.	Chen, V. Chuyanov, F. I. Marti-Carrera. S. M. Garner, W. H. Steier, J. Chen, S. S. Sun, and L. R. Dalton, “Vertically Tapered Polymer Waveguide Mode Size Transformer for Improved Fiber Coupling,” Opt. Eng., 39, 1507-16 (2000).

5.	L. Sun, J.-H. Kim, C.-H. Jang, J. J. Maki, D. An, Q. Zhou, X. Lu, J. M. Taboada, R. T. Chen, S. Tang, H. Zhang, W. H. Steier, A. S. Ren, and L. R. Dalton, “Beam Deflection With Electronic-Optic Polymer Waveguide Prism Array,” Proc. SPTJB, 3950, 98-107 (2000).

6.	J. S. Grote, J. S. Zetts, J. P. Drummond, R. L. Nelson, F. K. Hopkins, C. H. Zhang, L. R. Dalton, and W. H. Steier, “Effect of Dielectric Constant on Modulation Voltage for Nonlinear Optic Polymer-Based Optoelectronic Devices,” Proc. SPIE, 3950, 108-116 (2000).

7.	C. Wang and L. R. Dalton, “A Facile Synthesis of Thienylmethylphosphonates: Direct Conversion From Thiophenes,” Tetrahedron Lett., 41, 617-20 (2000).

8.	Liakatas, C. Cai, M. Bosch, M. Jager, Ch. Bosshard, P. Gunter, C. Zhang, and L. R. Dalton, “Importance of Intermolecular Interactions on the Nonlinear Optical Properties of Poled Polymers,” Appl. Phys. Lett., 76, 1368-70 (2000).

9.	D. An, Z. Shi, L. Sun, J. M. Taboada, Q. Zhou, X. Lu, R. T. Chen, S. Tang, H. Zhang, W. H. Steier, A. Ren, and L. R. Dalton, “Polymeric Electro-Optic Modulator Based on 1x2 Y- Fed Directional Coupler,” Appl. Phys. Lett., 76, 1972-4 (2000).

10.	C. Zhang, A. W. Harper, D. S. Spells, and L. R. Dalton, “A Facile Synthesis of 5-N.N- Bis(2-Hydroxyethyl)amino-2-Thiophenecarboxaldehyde,” Synth. Commun., 30(8), 1359-64 (2000).

11.	C. Wang, C. Zhang, P. Wang, P. Zhu, C. Ye, and L. R. Dalton, “High Tg Donor-Embedded Polyimides for Second-Order Nonlinear Optical Applications,” Polymer, 41, 2583-90 (2000).

12.	Y. Shi, C. Zhang, H. Zhang, J. H. Bechtel, L. R. Dalton, B. H. Robinson, and W. H. Steier, “Low (Sub-1 Volt) Halfwave Voltage Polymeric Electrooptic Modulators Achieved by Control of Chromophore Shape,” Science, 288, 119-122 (2000).

13.	S. S. Lee, S. M. Garner, V. Chuyanov, H. Zhang, W. H. Steier, F. Wang, L. R. Dalton, A.H. Udupa, and H. R. Fetterman, “Optical Intensity Modulator Based on a Novel Electrooptic Polymer Incorporating a High µß Chromophore,” IEEE Journal of Quantum Electronics, 36, 527-32 (2000).

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EXHIBIT 3-2 (Continued)

Recent Dalton Group Publications*

14.	B. H. Robinson and L. R. Dalton, “Monte Carlo Statistical Mechanical Simulations of the Competition of Intermolecular Electrostatic and Poling Field Interactions in Defining Macroscopic Electro-Optic Activity for Organic Chromophore/Polymer Materials,” J. Phys. Chem., 104, 4785-4795 (2000).

15.	D. H. Chang, H. Erlig, M. C. Oh, C. Zhang, W. H. Steier, L. R. Dalton, and H. R. Fetterman, “Time Stretching of 102 GHz Millimeter Waves Using a Novel 1.55 ☐m Polymer Electrooptic Modulator, IEEE Photonics Technology Letters, 12, 537-9 (2000).

16.	D. An, S. Tang, Z. Shi, L. Sun, J. M. Taboada, Q. Zhou, X. Lu, R. T. Chen, H. Zhang, W. H. Steier, A. Ren, and L. R. Dalton, “1x2 Y-Fed Directional Coupler Modulator Based on Electro-Optic Polymer,” Proc. SPIE, 3950, 90-7 (2000).

17.	Y. Shi, W. Lin, D. J. Olson, J. H. Bechtel, H. Zhang, W. H. Steier, C. Zhang, and L. R. Dalton, “Electro-Optic Polymer Modulators with 0.8 V Half-Wave Voltage,” Appl. Phys. Lett., 77, 1-3 (2000).

18.	M.-C. Oh, H. Zhang, A. Szep, V. Chuyanov, W. H. Steier, C. Zhang, L. R. Dalton, H. Erlig, B. Tsap, and H. R. Fetterman, “Practical Electro-Optic Polymer Modulators for 1.55 Dm Wavelength Using Phenyltetraene Bridged Chromophores in Polycarbonate,” Appl. Phys. Lett., 76, 3525-7 (2000).

19.	C. Zhang, M. Lee, A. Winkleman, H. Northcroft, C. Lindsey, A. K. Y. Jen, T. Londergan, W. H. Steier, and L. R. Dalton, “Realization of Polymeric Electro-Optic Modulators With Less Than One Volt Drive Voltage Requirement,” Materials Research Society Symposium Proceedings, Vol. 598, Electrical, Optical and Magnetic Properties of Organic Solid State Materials (Materials Research Society, Pittsburgh, 2000) pp.BB4.2.1-12.

20.	K. Y. Jen, H. Ma, X. Wu, J. Wu, and L. R. Dalton, “High Performance Side-Chain Aromatic Polyquinones for Electro-Optic (E-O) Devices,” Materials Research Society Symposium Proceedings, Vol. 598, Electrical, Optical and Magnetic Properties of Organic Solid State Materials (Materials Research Society, Pittsburgh, 2000) pp.BB4.4.1-6.

21.	G. Grote, J. P. Drummond, J. S. Zetts, R. L. Nelson, F. K. Hopkins, C. Zhang, L. R. Dalton, and W. H. Steier, “Enhanced Electrooptic Activity of NLO Polymers Via the Use of Conductive Polymers,” Materials Research Society Symposium Proceedings, Vol. 597, Thin Films for Optical Waveguide Devices (Materials Research Society, Pittsburgh, 2000) pp. 109-115.

22.	Yacoubian, V. Chuyanov, S. M. Garner, W. H. Steier, A. S. Ren, and L. R. Dalton, “EO Polymer-Based Integrated-Optical Acoustic Spectrum Analyzer,” IEEE J. Sel. Topics in Quantum Electronics, 6, 810-6 (2000).

*Note:	Provided as background information only. These references shall not be deemed to be covenants, representations or warranties by University or otherwise be made part of this Research Plan or the Sponsored Research Agreement. (Only references 1, 3, 12, 17 and 18 are referred to in text.)

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